EXHIBIT 23



                [LETTERHEAD OF ADDISON, ROBERTS & LUDWIG, P.C.]





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in this Amended Registration Statement on Form S-3, for this amendment number one and any further amendments, of our report dated August 31, 1998, which appears in the annual report on Form 10-KSB/A of Wavetech International, Inc. (formerly Wavetech, Inc. and Subsidiaries) for the year ended August 31, 1997, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        /s/ Addison, Roberts & Ludwig, P.C.

                                        Addison, Roberts & Ludwig, P.C.



Tucson, Arizona
December 4, 1998